UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
__________________________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 27, 2018

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Throughout this document, the Registrant, AT&T Inc., is referred to as "we" or "AT&T." This Amendment No. 1 amends the Current Report on Form 8-K of AT&T filed with the Securities and Exchange Commission (SEC) on June 15, 2018 (the "June 8-K") related to our acquisition of Time Warner Inc., referred to as "Time Warner" or "WarnerMedia." This Form 8-K/A amends the June 8-K to include the financial statements required by Item 9.01 (99.1) of Form 8-K and to include an exhibit under Item 9.01 (99.1) of Form 8-K. The information previously reported in the June 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 8.01 Other Events.

The Pro Forma Financial Statements included in Exhibit 99.1 were prepared under Pro Forma requirements and are illustrative only and do not purport to represent the impact of the consolidation of Time Warner and the acquisition date purchase accounting recorded by AT&T on a prospective basis. Exhibit 99.2 includes updated second-quarter 2018 pro forma non-GAAP information contained in this filing. Supplemental quarterly information can be found on our investor relations website.

As a convenience to investors who may want to consider the effects of certain aspects of our acquisition of Time Warner on our reported consolidated results, we are providing a summary of the areas within the purchase accounting with the most significant impacts to AT&T, including prospective estimated impacts. These are estimates and actual results may vary.

Our accounting for the merger most significantly impacts our consolidated results in three areas: 1) intercompany transactions, 2) other intangible amortization, and 3) film and television library amortization. Additional details for these three areas and illustrative impacts on operating items follow in the tables below.

1) Intercompany transactions – See Note (a1) in the accompanying Pro Forma Financial Statements for further information.

Intercompany revenues and expenses consist primarily of WarnerMedia's licensing of content and programming to AT&T's Entertainment Group. Segment financial information will show these intercompany transactions on a gross basis. These transactions will be eliminated in consolidation in Corporate & Other, reducing combined entity total revenues and total expenses. Eliminations among WarnerMedia business units continue to be reflected in the combined WarnerMedia results.

Illustrative 2H 2018
	WarnerMedia	Entertainment Group	Corp & Other	Consolidated AT&T
Operating Revenue	$1.5B	-	($1.5B)	-
Operating Expense	-	$1.5B	($1.5B)	-
Operating Income	$1.5B	($1.5B)	-	-

2) Other intangible amortization – See Note (a5a) in the accompanying Pro Forma Financial Statements for further information.

As of the date of the merger, AT&T preliminarily identified certain finite-lived intangible assets and reported them at fair value. Amortization expense is recorded based on a method that most appropriately reflects our expected cash flows from these assets, primarily straight-line. The amortization of these intangible assets will result in increased depreciation and amortization expense for reported results, which is recorded in Corporate & Other. We will adjust for this expense to calculate our non-GAAP metrics and adjusted earnings.

The following table reflects the intangible assets that are amortized using the straight-line method of amortization and their respective average estimated useful lives.

$ in millions Asset	Estimated Fair Value	Estimated Weighted- Average Useful Life in Years	Estimated 2H 2018 Amortization Expense
Distribution networks (1)	$17,480	10	$874
Trademarks and trade names	18,100	38	238
Production agreements and franchise and character rights (2)	6,570	22	149
Advertising network (3)	3,330	10	167
Video game content	320	2	80
Customer lists	70	3	12
	$45,870		$1,520
(1)	Distribution networks represent the contractual relationships with distributors of film and television programming, other than with AT&T and its subsidiaries
(2)	Franchises and other character rights, including intellectual property rights related to the Wizarding World, DC Entertainment, Looney Toons and Hanna-Barbera, and production agreements
(3)	Represents the value of the in-place advertisers, primarily resulting from the upfront marketplace

3) Film and Television Library amortization – See Notes (a5b) and (a6) in accompanying Pro Forma Financial Statements for further information.

Production costs for theatrical films and television episodes are capitalized as non-current inventory and expensed as Broadcast, programming and operations as revenues are recognized. The following are details of our accounting for these costs broken into three areas: a) film and television library step-up amortization, b) pre-acquisition released content amortization, and c) post-acquisition released content.

a) Film and Television Library Step-up Amortization
AT&T has preliminarily assigned approximately $11.3 billion fair value for film and television libraries intangible assets. The asset lives range from two to twenty years and will be amortized using the film forecast computation method and recorded as depreciation and amortization expense in Corporate & Other. See Note (a5b) in the accompanying Pro Forma Financial Statements for further information. Approximately $8.4 billion of the intangible assets is the "step-up" that was recorded as part of purchase accounting, a significant portion of which relates to Time Warner's library of films that have been fully amortized. The $8.4 billion is expected to result in approximately $1.3 billion of amortization for the second half of 2018. Since it is a purchase accounting requirement, we will adjust for the expense in calculating our non-GAAP metrics and adjusted earnings.

Illustrative 2H 2018
	WarnerMedia	Corp & Other	Consolidated AT&T
Reported Operating Income	-	($1.3B)	($1.3B)
Adjusted Operating Income	-	-	-

Based on the current film and television slate, we expect amortization expense of approximately $0.7 billion in the third quarter of 2018, $0.6 billion in the fourth quarter of 2018, $1.9 billion in 2019, and $1.2 billion in 2020, with total cumulative amortization of $4.4 billion at December 31, 2020. These are estimates and actual results will vary.

b) Pre-Acquisition Released Content Amortization
At the date of the merger, there were approximately $2.9 billion of unamortized costs for theatrical films and television episodes released prior to the June 14 acquisition date which we characterized as intangible assets (see (a) above for fair value discussion). These pre-acquisition released content costs will be amortized using the film forecast computation method and recorded as depreciation and amortization expense in Corporate & Other. Our WarnerMedia segment, for historical comparability purposes, will continue to record this expense in Broadcast, programming and operations with an offsetting reclass in Corporate & Other, the incremental impacts of which are shown in the table below. See Note (a6) in the accompanying Pro Forma Financial Statements for further information.

Illustrative 2H 2018
	WarnerMedia	Corp & Other	Consolidated AT&T
EBITDA(1)	-	$1.1B	$1.1B
Depreciation and amortization	-	$1.1B	$1.1B
Operating Income	-	-	-
(1) Earnings before interest, taxes, depreciation and amortization

Based on the current film and television slate, we expect amortization expense of approximately $0.6 billion in the third quarter of 2018, $0.5 billion in the fourth quarter of 2018, $1.0 billion in 2019, and $0.4 billion in 2020, with total cumulative amortization of $2.5 billion at December 31, 2020. These are estimates and actual results will vary. We will not adjust our non-GAAP metrics and adjusted earnings for this expense.

c) Post-Acquisition Released Content
Films and television programs released after the June 14 acquisition date will amortize production costs using the historical treatment and remain as Broadcast, programming and operations expense since such content is not reported as an intangible asset. We will not adjust for these amortized costs in calculating our non-GAAP metrics and adjusted earnings. The components of the balance of deferred production costs at June 30, 2018 of $3.8 billion are summarized below. The $174 million released production costs at June 30, 2018 represents films and television series that were released after June 14, 2018.

Theatrical film and television production costs (From Note 10 to June 30, 2018 Form 10Q)
$ in millions	June 30, 2018
Theatrical film and television production costs:
Released, less amortization	$174
Completed and not released; In Production; Development and pre-production	3,582
Total theatrical film and television production costs	3,756

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS
Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following information is attached hereto as Exhibit 99.1 and incorporated herein by reference:

(i)	Unaudited Pro Forma Condensed Combined Consolidated Statements of Income for the year ended December 31, 2017 and the six months ended June 30, 2018.

(ii)	Notes to the Unaudited Pro Forma Condensed Combined Consolidated Statements of Income for the year ended December 31, 2017 and the six months ended June 30, 2018.
(c) Exhibits

99.1	Unaudited Pro Forma Condensed Combined Financial Statements.
99.2	Updated Second-Quarter 2018 Non-GAAP Reconciliations of Pro Forma Adjusted EBITDA and Net Debt to Pro Forma Adjusted EBITDA.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: August 27, 2018	By: /s/ Debra L. Dial Debra L. Dial Senior Vice President and Controller